Exhibit 23.1 KPMG LLP Suite 4000 1735 Market Street Philadelphia, PA 19103-7501 Consent of Independent Registered Public Accounting Firm We consent to the incorporation by reference in the registration statements (No. 333-276377 and 333- 276378) on Form S-8 and (No. 333-273360) on Form S-4 of our reports dated February 27, 2025, with respect to the consolidated financial statements of Arcadium Lithium plc and the effectiveness of internal control over financial reporting. /s/ KPMG LLP Philadelphia, Pennsylvania February 27, 2025